UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2008

RedRoller Holdings, Inc.
 (Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)

(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2008, RedRoller Holdings, Inc. (the “Company”) borrowed $150,000 from Mr. Sterling Pile pursuant to a Note and Warrant Purchase Agreement (the “Agreement”).  Pursuant to the Agreement, the Company issued Mr. Pile (i) a promissory note bearing interest at the rate of 16% per annum (the “Note”) and (ii) a five-year warrant to purchase 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price to be determined by the Board of Directors of the Company (the “Board”).  The principal and all interest accrued upon the Note is secured by all the assets of the Company and is payable in full upon demand of Mr. Pile on the earlier to occur of (i) September 15, 2009 and (ii) the occurrence of an event of default under the Note.  Mr. Pile is the holder of 802,977 shares of Common Stock, a five-year warrant to purchase 250,000 shares of Common Stock at an exercise price of $0.458 per share and a promissory note of the Company in the principal amount of $100,000.  Mr. Pile formerly served as a member of the Board of Directors of RedRoller, Inc., a wholly-owned subsidiary of the Company.

Item 1.02 Termination of a Material Definitive Agreement.

On September 17, 2008, C. Andrew Brooks’s official relationship, as further described below under Item 5.02, was terminated between the Company and Mr. Brooks.

On September 18, 2008, as a result of the resignation of Michael Tribolet as further described below under Item 5.02, the Employment Agreement between the Company and Mr. Tribolet was terminated.

Item 1.03	Bankruptcy or Receivership.

On September 17, 2008, RedRoller, Inc., a wholly owned operating subsidiary of the Company, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut, Bridgeport Division, styled:  In re: RedRoller, Inc., Chapter 11 Case No. 08-50877 (AHWS).  RedRoller, Inc. is authorized to continue to manage its property and operate its business as a debtor-in-possession in accordance with sections 1107 and 1108 of the United States Bankruptcy Code.

Item 3.02	Unregistered Sales of Equity Securities.

Since the date of the Company’s last periodic report, the Company has issued five-year warrants exercisable for the following number of shares of Common Stock at the following exercise prices to the following individuals (collectively, the “Warrants”):

Name	Date of Issuance	Number of Warrants	Exercise Price
Sterling Pile	September 15, 2008	1,000,000	To be determined by the Board.
Sterling Pile	August 27, 2008	250,000	$0.458
John Petti	August 25, 2008	125,000	$0.472

In the aggregate, the Warrants represent more than 5% of the total issued and outstanding shares of Common Stock.

The Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) and Rule 506 of the Securities Act and Regulation D promulgated thereunder which exempt transactions by an issuer not involving a public offering.

The Warrants were issued by the Company to the individuals listed above in connection with the borrowing by the Company of $300,000 from the individuals listed above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2008, Michael Tribolet submitted to the Board his written notice of resignation as Chief Executive Officer and director of the Company, effective upon the filing of the paperwork related to the bankruptcy petition of the Company as further described above in Item 1.03. The resignation was accepted by the Board on September 18, 2008.

On September 12, 2008 C. Andrew Brooks’s employment with Company was terminated and on September 17, 2008, C. Andrew Brooks submitted to the Board his written notice of resignation as Principal Accounting Officer, Assistant Secretary and Treasurer of the Company, effective immediately. The resignation was accepted by the Board on September 17, 2008.

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is contained in Item 1.01 above and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2008

RedRoller Holdings, Inc.

By:	/s/ William Van Wyck
Name: William Van Wyck
Title: President